CALIFORNIA ASSOCIATION OF REALTORS®

VACANT LAND PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

(C.A.R. Form VLPA, Revised 12/18)

Date Prepared: July 13, 2020

1. OFFER:

A. THIS IS AN OFFER FROM West Pender Holdings Inc., and/or assignee ("Buyer"),

B. THE REAL PROPERTY to be acquired is approx. 41.37 acres SEC Ave 54/Enterprise Way, situated in Coachella (City), Riverside (County), California, 92236 (Zip Code), Assessor's Parcel No. see addendum ("Property"). **Further Described As** approx. 41.37 acres SEC Avenue 54/Enterprise Way, Coachella.

C. THE PURCHASE PRICE offered is Four Million Dollars $ 4,000,000.00.

D. CLOSE OF ESCROW shall occur on ☐ ____ (date) (or ☒ 90 **Days** After Acceptance).

E. Buyer and Seller are referred to herein as the "Parties." Brokers are not Parties to this Agreement.

2. AGENCY:

A. DISCLOSURE: The Parties each acknowledge receipt of a ☒ "Disclosure Regarding Real Estate Agency Relationships" (C.A.R. Form AD).

B. CONFIRMATION: The following agency relationships are confirmed for this transaction:

Seller's Brokerage Firm Desert Pacific Properties License Number 01420416
Is the broker of (check one): ☐ the seller; or ☒ both the buyer and seller. (dual agent)
Seller's Agent Susan Harvey License Number 00957590
Is (check one): ☐ the Seller's Agent. (salesperson or broker associate) ☒ both the Buyer's and Seller's Agent. (dual agent)

Buyer's Brokerage Firm Desert Pacific Properties License Number 01420416
Is the broker of (check one): ☐ the buyer; or ☒ both the buyer and seller. (dual agent)
Buyer's Agent Paula Turner License Number 00702492
Is (check one): ☐ the Buyer's Agent. (salesperson or broker associate) ☒ both the Buyer's and Seller's Agent. (dual agent)

C. POTENTIALLY COMPETING BUYERS AND SELLERS: The Parties each acknowledge receipt of a ☒ "Possible Representation of More than One Buyer or Seller - Disclosure and Consent" (C.A.R. Form PRBS).

3. FINANCE TERMS: Buyer represents that funds will be good when deposited with Escrow Holder.

A. INITIAL DEPOSIT: Deposit shall be in the amount of . . . . $ 120,000.00

(1) Buyer Direct Deposit: Buyer shall deliver deposit directly to Escrow Holder by electronic funds transfer, ☐ cashier's check, ☐ personal check, ☐ other ____ within 3 business days after Acceptance (or Five (5) business days of Seller's acceptance.);

OR (2) ☐ Buyer Deposit with Agent: Buyer has given the deposit by personal check (or ____) to the agent submitting the offer (or to ____), made payable to ____. The deposit shall be held uncashed until Acceptance and then deposited with Escrow Holder within **3** business days after Acceptance (or ____). Deposit checks given to agent shall be an original signed check and not a copy.

(Note: Initial and increased deposits checks received by agent shall be recorded in Broker's trust fund log.)

B. INCREASED DEPOSIT: Buyer shall deposit with Escrow Holder an increased deposit in the amount of . . . $ ____ within ____ **Days** After Acceptance (or ____). If the Parties agree to liquidated damages in this Agreement, they also agree to incorporate the increased deposit into the liquidated damages amount in a separate liquidated damages clause (C.A.R. Form RID) at the time the increased deposit is delivered to Escrow Holder.

C. ☐ **ALL CASH OFFER:** No loan is needed to purchase the Property. This offer is NOT contingent on Buyer obtaining a loan. Written verification of sufficient funds to close this transaction IS ATTACHED to this offer or ☐ Buyer shall, within **3 (or ____) Days** After Acceptance, Deliver to Seller such verification.

D. LOAN(S):

(1) FIRST LOAN: in the amount of . . . . $ 2,000,000.00
This loan will be conventional financing **OR** ☐ FHA, ☐ VA, ☐ Seller financing (C.A.R. Form SFA), ☐ assumed financing (C.A.R. Form AFA), ☒ subject to financing, ☐ Other ____. This loan shall be at a fixed rate not to exceed ____ % or, ☐ an adjustable rate loan with initial rate not to exceed ____ %. Regardless of the type of loan, Buyer shall pay points not to exceed ____ % of the loan amount.

(2) ☐ **SECOND LOAN** in the amount of . . . . $ ____
This loan will be conventional financing **OR** ☐ Seller financing (C.A.R. Form SFA), ☐ assumed financing (C.A.R. Form AFA), ☐ subject to financing ☐ Other ____. This loan shall be at a fixed rate not to exceed ____ % or, ☐ an adjustable rate loan with initial rate not to exceed ____ %. Regardless of the type of loan, Buyer shall pay points not to exceed ____ % of the loan amount.

(3) FHA/VA: For any FHA or VA loan specified in 3D(1), Buyer has **17 (or ____) Days** After Acceptance to Deliver to Seller written notice (C.A.R. Form FVA) of any lender-required repairs or costs that Buyer requests Seller to pay for or otherwise correct. Seller has no obligation to pay or satisfy lender requirements unless agreed in writing. A FHA/VA amendatory clause (C.A.R. Form FVAC) shall be a part of this transaction.

Buyer's Initials (TM) (TMC) ( ) Seller's Initials ( ) (SN)

Property Address: *approx. 41.37 acres SEC Ave 54/Enterprise Way, Coachella, 92236* Date: *July 13, 2020*

E. ADDITIONAL FINANCING TERMS: ______

F. BALANCE OF DOWN PAYMENT OR PURCHASE PRICE in the amount of . . . . $ *1,880,000.00*
to be deposited with Escrow Holder pursuant to Escrow Holder instructions.

G. PURCHASE PRICE (TOTAL): . . . . $ *4,000,000.00*

H. VERIFICATION OF DOWN PAYMENT AND CLOSING COSTS: Buyer (or Buyer's lender or loan broker pursuant to paragraph 3J(1)) shall, within **3 (or ___) Days** After Acceptance, Deliver to Seller written verification of Buyer's down payment and closing costs. (☐ Verification attached.)

I. APPRAISAL CONTINGENCY AND REMOVAL: This Agreement is (**or** ☒ is NOT) contingent upon a written appraisal of the Property by a licensed or certified appraiser at no less than the purchase price. Buyer shall, as specified in paragraph 19B(3), in writing, remove the appraisal contingency or cancel this Agreement within **17 (or ____) Days** After Acceptance.

J. LOAN TERMS:

(1) LOAN APPLICATIONS: Within **3 (or ___) Days** After Acceptance, Buyer shall Deliver to Seller a letter from Buyer's lender or loan broker stating that, based on a review of Buyer's written application and credit report, Buyer is prequalified or preapproved for any NEW loan specified in paragraph 3D. If any loan specified in paragraph 3D is an adjustable rate loan, the prequalification or preapproval letter shall be based on the qualifying rate, not the initial loan rate. (☐ Letter attached.)

(2) LOAN CONTINGENCY: Buyer shall act diligently and in good faith to obtain the designated loan(s). Buyer's qualification for the loan(s) specified above **is a contingency** of this Agreement unless otherwise agreed in writing. If there is no appraisal contingency or the appraisal contingency has been waived or removed, then failure of the Property to appraise at the purchase price does not entitle Buyer to exercise the cancellation right pursuant to the loan contingency if Buyer is otherwise qualified for the specified loan. Buyer's contractual obligations regarding deposit, balance of down payment and closing costs **are not contingencies** of this Agreement.

(3) LOAN CONTINGENCY REMOVAL:
Within **21 (or ___) Days** After Acceptance, Buyer shall, as specified in paragraph 19, in writing, remove the loan contingency or cancel this Agreement. If there is an appraisal contingency, removal of the loan contingency shall not be deemed removal of the appraisal contingency.

(4) ☐ **NO LOAN CONTINGENCY:** Obtaining any loan specified above is NOT a contingency of this Agreement. If Buyer does not obtain the loan and as a result Buyer does not purchase the Property, Seller may be entitled to Buyer's deposit or other legal remedies.

(5) LENDER LIMITS ON BUYER CREDITS: Any credit to Buyer, from any source, for closing or other costs that is agreed to by the Parties ("Contractual Credit") shall be disclosed to Buyer's lender. If the total credit allowed by Buyer's lender ("Lender Allowable Credit") is less than the Contractual Credit, then (i) the Contractual Credit shall be reduced to the Lender Allowable Credit, and (ii) in the absence of a separate written agreement between the Parties, there shall be no automatic adjustment to the purchase price to make up for the difference between the Contractual Credit and the Lender Allowable Credit.

K. BUYER STATED FINANCING: Seller is relying on Buyer's representation of the type of financing specified (including but not limited to, as applicable, all cash, amount of down payment, or contingent or non-contingent loan). Seller has agreed to a specific closing date, purchase price and to sell to Buyer in reliance on Buyer's covenant concerning financing. Buyer shall pursue the financing specified in this Agreement. Seller has no obligation to cooperate with Buyer's efforts to obtain any financing other than that specified in the Agreement and the availability of any such alternate financing does not excuse Buyer from the obligation to purchase the Property and close escrow as specified in this Agreement.

L. SELLER FINANCING: The following terms (or ☐ the terms specified in the attached Seller Financing Addendum) (C.A.R. Form SFA) apply ONLY to financing extended by Seller under this Agreement.

(1) BUYER'S CREDIT-WORTHINESS: Buyer authorizes Seller and/or Brokers to obtain, at Buyer's expense, a copy of Buyer's credit report. Within **7 (or ________) Days** After Acceptance, Buyer shall provide any supporting documentation reasonably requested by Seller.

(2) TERMS: Buyer's promissory note, deed of trust and other documents as appropriate shall incorporate and implement the following additional terms: **(i)** the maximum interest rate specified in paragraph 3D shall be the actual fixed interest rate for Seller financing; **(ii)** deed of trust shall contain a REQUEST FOR NOTICE OF DEFAULT on senior loans; **(iii)** Buyer shall sign and pay for a REQUEST FOR NOTICE OF DELINQUENCY prior to Close Of Escrow and at any future time if requested by Seller; **(iv)** note and deed of trust shall contain an acceleration clause making the loan due, when permitted by law and at Seller's option, upon the sale or transfer of the Property or any interest in it; **(v)** note shall contain a late charge of 6% of the installment due (or _______) if the installment is not received within 10 days of the date due; **(vi)** title insurance coverage in the form of a joint protection policy shall be provided insuring Seller's deed of trust interest in the Property (any increased cost over owner's policy shall be paid by Buyer); and **(vii)** tax service shall be obtained and paid for by Buyer to notify Seller if property taxes have not been paid.

(3) ADDED, DELETED OR SUBSTITUTED BUYERS: The addition, deletion or substitution of any person or entity under this Agreement or to title prior to Close Of Escrow shall require Seller's written consent. Seller may grant or withhold consent in Seller's sole discretion. Any additional or substituted person or entity shall, if requested by Seller, submit to Seller the same documentation as required for the original named Buyer. Seller and/or Brokers may obtain a credit report, at Buyer's expense, on any such person or entity.

M. ASSUMED OR "SUBJECT TO" FINANCING: Seller represents that Seller is not delinquent on any payments due on any loans. Seller shall, within the time specified in paragraph 19, provide Copies of all applicable notes and deeds of trust, loan balances and current interest rates to Buyer. Buyer shall then, as specified in paragraph 19B(3), remove this contingency or

Buyer's Initials (TM) (IM) Seller's Initials ( ) (SN)

41.37 ac South

cancel this Agreement. Differences between estimated and actual loan balances shall be adjusted at Close Of Escrow by cash down payment. Impound accounts, if any, shall be assigned and charged to Buyer and credited to Seller. Seller is advised that Buyer's assumption of an existing loan may not release Seller from liability on that loan. If this is an assumption of a VA Loan, the sale is contingent upon Seller being provided a release of liability and substitution of eligibility, unless otherwise agreed in writing. If the Property is acquired subject to an existing loan, Buyer and Seller are advised to consult with legal counsel regarding the ability of an existing lender to call the loan due, and the consequences thereof.

4. SALE OF BUYER'S PROPERTY:

A. This Agreement and Buyer's ability to obtain financing are NOT contingent upon the sale of any property owned by Buyer.

OR B. ☐ This Agreement and Buyer's ability to obtain financing are contingent upon the sale of property owned by Buyer as specified in the attached addendum (C.A.R. Form COP).

5. ☐ **MANUFACTURED HOME PURCHASE:** The purchase of the Property is contingent upon Buyer acquiring a personal property manufactured home to be placed on the Property after Close Of Escrow. Buyer ☐ has ☐ has not entered into a contract for the purchase of a personal property manufactured home. Within the time specified in paragraph 19, Buyer shall remove this contingency or cancel this Agreement, (**or** ☐ this contingency shall remain in effect until the Close Of Escrow of the Property).

6. ☐ **CONSTRUCTION LOAN FINANCING:** The purchase of the Property is contingent upon Buyer obtaining a construction loan. A draw from the construction loan ☐ will ☐ will not be used to finance the Property. Within the time specified in paragraph 19, Buyer shall remove this contingency or cancel this Agreement (**or** ☐ this contingency shall remain in effect until Close Of Escrow of the Property).

7. ADDENDA AND ADVISORIES:

A. ADDENDA:

	☐ Addendum # (C.A.R. Form ADM)
☐ Back Up Offer Addendum (C.A.R. Form BUO)	☐ Court Confirmation Addendum (C.A.R. Form CCA)
☐ Septic, Well and Property Monument Addendum (C.A.R. Form SWPI)	
☐ Short Sale Addendum (C.A.R. Form SSA)	☒ Other *See Addendum and Exhibit "A"*

B. BUYER AND SELLER ADVISORIES:

☒ Buyer's Vacant Land Additional Inspection Advisory (C.A.R. Form BVLIA)	
☐ Probate Advisory (C.A.R. Form PA)	☒ Statewide Buyer and Seller Advisory (C.A.R. Form SBSA)
☐ Trust Advisory (C.A.R. Form TA)	☐ REO Advisory (C.A.R. Form REO)
☐ Short Sale Information and Advisory (C.A.R. Form SSIA)	☐ Other

8. OTHER TERMS: ______

9. ALLOCATION OF COSTS

A. INSPECTIONS, REPORTS AND CERTIFICATES: Unless otherwise agreed, in writing, this paragraph only determines who is to pay for the inspection, test, certificate or service ("Report") mentioned; it **does not determine who is to pay for any work recommended or identified in the Report.**

(1) ☐ Buyer ☒ Seller shall pay for a natural hazard zone disclosure report, including tax ☐ environmental ☐ Other: ______ prepared by *First American NHD, not to exceed $150*.

(2) ☐ Buyer ☐ Seller shall pay for the following Report ______ prepared by ______.

(3) ☐ Buyer ☐ Seller shall pay for the following Report ______ prepared by ______.

B. ESCROW AND TITLE:

(1) (a) ☒ Buyer ☒ Seller shall pay escrow fee *1/2 Buyer & 1/2 Seller*.

(b) Escrow Holder shall be *Orange Coast Title Escrow*.

(c) The Parties shall, within **5 (or ___) Days** After receipt, sign and return Escrow Holder's general provisions.

(2) (a) ☐ Buyer ☒ Seller shall pay for **owner's** title insurance policy specified in paragraph 18E ______.

(b) Owner's title policy to be issued by *Orange Coast Title*.

(Buyer shall pay for any title insurance policy insuring Buyer's **lender**, unless otherwise agreed in writing.)

C. OTHER COSTS:

(1) ☐ Buyer ☒ Seller shall pay County transfer tax or fee ______.

(2) ☐ Buyer ☐ Seller shall pay City transfer tax or fee ______.

(3) ☐ Buyer ☐ Seller shall pay Homeowners' Association ("HOA") transfer fee ______.

(4) Seller shall pay HOA fees for preparing all documents required to be delivered by Civil Code §4525.

(5) Buyer to pay for any HOA certification fee.

(6) ☐ Buyer ☐ Seller shall pay HOA fees for preparing all documents other than those required by Civil Code §4525.

(7) ☐ Buyer ☐ Seller shall pay for any private transfer fee ______.

(8) ☐ Buyer ☐ Seller shall pay for ______.

(9) ☐ Buyer ☐ Seller shall pay for ______.

10. CLOSING AND POSSESSION: Possession shall be delivered to Buyer: (i) ☐ at 6 PM or (*5:00* ☐ AM/ ☒ PM) on the date of Close Of Escrow; (ii) ☐ no later than ___ calendar days after Close Of Escrow; or (iii) ☐ at ____ ☐ AM/ ☐ PM on ______. The Property shall be unoccupied, unless otherwise agreed in writing. Seller shall provide keys and/or means to operate all Property locks. If Property is located in a common interest subdivision, Buyer may be required to pay a deposit to the Homeowners'

Association ("HOA") to obtain keys to accessible HOA facilities.

11. ITEMS INCLUDED IN AND EXCLUDED FROM SALE:

A. NOTE TO BUYER AND SELLER: Items listed as included or excluded in the MLS, flyers or marketing materials are **not** included in the purchase price or excluded from the sale unless specified in 11B or C.

B. ITEMS INCLUDED IN SALE:

(1) All EXISTING fixtures and fittings that are attached to the Property;

(2) The following items: ______

(3) Seller represents that all items included in the purchase price, unless otherwise specified, are owned by Seller.

(4) All items included shall be transferred free of liens and without Seller warranty.

C. ITEMS EXCLUDED FROM SALE: ______

12. STATUTORY AND OTHER DISCLOSURES AND CANCELLATION RIGHTS:

A. NATURAL AND ENVIRONMENTAL HAZARD DISCLOSURES AND OTHER BOOKLETS: Within the time specified in paragraph 19A, Seller shall, if required by Law: **(i)** Deliver to Buyer earthquake guide(s) (and questionnaire), environmental hazards booklet; **(ii)** disclose if the Property is located in a Special Flood Hazard Area; Potential Flooding (Inundation) Area; Very High Fire Hazard Zone; State Fire Responsibility Area; Earthquake Fault Zone; and Seismic Hazard Zone; and **(iii)** disclose any other zone as required by Law and provide any other information required for those zones.

B. WITHHOLDING TAXES: Within the time specified in paragraph 19A, to avoid required withholding, Seller shall Deliver to Buyer or qualified substitute, an affidavit sufficient to comply with federal (FIRPTA) and California withholding Law (C.A.R. Form AS or QS).

C. MEGAN'S LAW DATABASE DISCLOSURE: Notice: Pursuant to Section 290.46 of the Penal Code, information about specified registered sex offenders is made available to the public via an Internet Web site maintained by the Department of Justice at **www.meganslaw.ca.gov.** Depending on an offender's criminal history, this information will include either the address at which the offender resides or the community of residence and ZIP Code in which he or she resides. (Neither Seller nor Brokers are required to check this website. If Buyer wants further information, Broker recommends that Buyer obtain information from this website during Buyer's inspection contingency period. Brokers do not have expertise in this area.)

D. NOTICE REGARDING GAS AND HAZARDOUS LIQUID TRANSMISSION PIPELINES: This notice is being provided simply to inform you that information about the general location of gas and hazardous liquid transmission pipelines is available to the public via the National Pipeline Mapping System (NPMS) Internet Web site maintained by the United States Department of Transportation at **http://www.npms.phmsa.dot.gov/.** To seek further information about possible transmission pipelines near the Property, you may contact your local gas utility or other pipeline operators in the area. Contact information for pipeline operators is searchable by ZIP Code and county on the NPMS Internet Web site.

E. CONDOMINIUM/PLANNED DEVELOPMENT DISCLOSURES:

(1) SELLER HAS: 7 (or ___) Days After Acceptance to disclose to Buyer whether the Property is a condominium, or is located in a planned development or other common interest subdivision (C.A.R. Form VLQ).

(2) If the Property is a condominium or is located in a planned development or other common interest subdivision, Seller has **3 (or ___) Days** After Acceptance to request from the HOA (C.A.R. Form HOA1): **(i)** Copies of any documents required by Law; **(ii)** disclosure of any pending or anticipated claim or litigation by or against the HOA; **(iii)** a statement containing the location and number of designated parking and storage spaces; **(iv)** Copies of the most recent 12 months of HOA minutes for regular and special meetings; and **(v)** the names and contact information of all HOAs governing the Property (collectively, "CI Disclosures"). Seller shall itemize and Deliver to Buyer all CI Disclosures received from the HOA and any CI Disclosures in Seller's possession. Buyer's approval of CI Disclosures is a contingency of this Agreement as specified in paragraph 19B(3). The Party specified in paragraph 9, as directed by escrow, shall deposit funds into escrow or direct to HOA or management company to pay for any of the above.

13. SELLER DOCUMENTATION AND ADDITIONAL DISCLOSURE:

A. Within the time specified in paragraph 19, if Seller has actual knowledge, Seller shall provide to Buyer, in writing, the following information:

(1) LEGAL PROCEEDINGS: Any lawsuits by or against Seller, threatening or affecting the Property, including any lawsuits alleging a defect or deficiency in the Property or common areas, or any known notices of abatement or citations filed or issued against the Property.

(2) AGRICULTURAL USE: Whether the Property is subject to restrictions for agricultural use pursuant to the Williamson Act (Government Code §§51200-51295).

(3) DEED RESTRICTIONS: Any deed restrictions or obligations.

(4) FARM USE: Whether the Property is in, or adjacent to, an area with Right to Farm rights (Civil Code §3482.5 and §3482.6).

(5) ENDANGERED SPECIES: Presence of endangered, threatened, 'candidate' species, or wetlands on the Property.

(6) ENVIRONMENTAL HAZARDS: Any substances, materials, or products that may be an environmental hazard including, but not limited to, asbestos, formaldehyde, radon gas, lead-based paint, fuel or chemical storage tanks, and contaminated soil or water on the Property.

(7) COMMON WALLS: Any features of the Property shared in common with adjoining landowners, such as walls, fences, roads, and driveways, and agriculture and domestic wells whose use or responsibility for maintenance may have an effect on the Property.

(8) LANDLOCKED: The absence of legal or physical access to the Property.

(9) EASEMENTS/ENCROACHMENTS: Any encroachments, easements or similar matters that may affect the Property.

(10) SOIL FILL: Any fill (compacted or otherwise), or abandoned mining operations on the Property.

(11) SOIL PROBLEMS: Any slippage, sliding, flooding, drainage, grading, or other soil problems.

(12) EARTHQUAKE DAMAGE: Major damage to the Property or any of the structures from fire, earthquake, floods, or landslides.

(13) ZONING ISSUES: Any zoning violations, non-conforming uses, or violations of "setback" requirements.

(14) NEIGHBORHOOD PROBLEMS: Any neighborhood noise problems, or other nuisances.

B. RENTAL AND SERVICE AGREEMENTS: Within the time specified in paragraph 19, Seller shall make available to Buyer for inspection and review, all current leases, rental agreements, service contracts and other related agreements, licenses, and permits pertaining to the operation or use of the Property.

C. ☐ **TENANT ESTOPPEL CERTIFICATES:** Within the time specified in paragraph 19, Seller shall deliver to Buyer tenant estoppel certificates (C.A.R. Form TEC) completed by Seller or Seller's agent, and signed by tenants, acknowledging: **(i)** that tenants' rental or lease agreements are unmodified and in full force and effect (or if modified, stating all such modifications); **(ii)** that no lessor defaults exist; and **(iii)** stating the amount of any prepaid rent or security deposit.

D. **MELLO-ROOS TAX; 1915 BOND ACT:** Within the time specified in paragraph 19, Seller shall: **(i)** make a good faith effort to obtain a notice from any local agencies that levy a special tax or assessment on the Property (or, if allowed, substantially equivalent notice), pursuant to the Mello-Roos Community Facilities Act, and Improvement Bond Act of 1915, and **(ii)** promptly deliver to Buyer any such notice obtained.

E. **SELLER VACANT LAND QUESTIONNAIRE:** Seller shall, within the time specified in paragraph 19, complete and provide Buyer with a Seller Vacant Land Questionnaire (C.A.R. Form VLQ).

14. SUBSEQUENT DISCLOSURES: In the event Seller, prior to Close Of Escrow, becomes aware of adverse conditions materially affecting the Property, or any material inaccuracy in disclosures, information or representations previously provided to Buyer of which Buyer is otherwise unaware, Seller shall promptly provide a subsequent or amended disclosure or notice, in writing, covering those items. **However, a subsequent or amended disclosure shall not be required for conditions and material inaccuracies disclosed in reports ordered and paid for by Buyer.**

15. CHANGES DURING ESCROW:

A. Prior to Close Of Escrow, Seller may engage in the following acts, ("Proposed Changes"), subject to Buyer's rights in paragraph 15B: **(i)** rent or lease any part of the premises; **(ii)** alter, modify or extend any existing rental or lease agreement; **(iii)** enter into, alter, modify or extend any service contract(s); or **(iv)** change the status of the condition of the Property.

B. At least **7 (or ___) Days** prior to any Proposed Changes, Seller shall give written notice to Buyer of such Proposed Changes. Within 5 (or ___) Days After receipt of such notice, Buyer, in writing, may give Seller notice of Buyer's objection to the Proposed Changes, in which case Seller shall not make the Proposed Changes.

16. CONDITION OF PROPERTY: Unless otherwise agreed in writing: **(i)** the Property is sold (a) "AS-IS" in its PRESENT physical condition as of the date of Acceptance and (b) subject to Buyer's Investigation rights; **(ii)** the Property, including pool, spa, landscaping and grounds, is to be maintained in substantially the same condition as on the date of Acceptance; and **(iii)** all debris and personal property not included in the sale shall be removed by Close Of Escrow.

A. Seller shall, within the time specified in paragraph 19A, DISCLOSE KNOWN MATERIAL FACTS AND DEFECTS affecting the Property, including known insurance claims within the past five years, and make any and all other disclosures required by law.

B. Buyer has the right to conduct Buyer Investigations of the property and, as specified in paragraph 19B, based upon information discovered in those investigations: (i) cancel this Agreement; or (ii) request that Seller make Repairs or take other action.

C. **Buyer is strongly advised to conduct investigations of the entire Property in order to determine its present condition. Seller may not be aware of all defects affecting the Property or other factors that Buyer considers important. Property improvements may not be built according to code, in compliance with current Law, or have had permits issued.**

17. BUYER'S INVESTIGATION OF PROPERTY AND MATTERS AFFECTING PROPERTY:

A. Buyer's acceptance of the condition of, and any other matter affecting the Property, is a contingency of this Agreement as specified in this paragraph and paragraph 19B. Within the time specified in paragraph 19B(1), Buyer shall have the right, at Buyer's expense unless otherwise agreed, to conduct inspections, investigations, tests, surveys and other studies ("Buyer Investigations"), including, but not limited to, the right to: **(i)** inspect for lead-based paint and other lead-based paint hazards; **(ii)** inspect for wood destroying pests and organisms; **(iii)** review the registered sex offender database; **(iv)** confirm the insurability of Buyer and the Property; and **(v)** satisfy Buyer as to any matter specified in the attached Buyer's Inspection Advisory (C.A.R. Form BIA). Without Seller's prior written consent, Buyer shall neither make nor cause to be made: **(i)** invasive or destructive Buyer Investigations except for minimally invasive testing; or **(ii)** inspections by any governmental building or zoning inspector or government employee, unless required by Law.

B. Seller shall make the Property available for all Buyer Investigations. Buyer shall **(i)** as specified in paragraph 19B, complete Buyer Investigations and, either remove the contingency or cancel this Agreement, and **(ii)** give Seller, at no cost, complete Copies of all Investigation reports obtained by Buyer, which obligation shall survive the termination of this Agreement.

C. **Buyer indemnity and Seller protection for entry upon property:** Buyer shall: **(i)** keep the Property free and clear of liens; **(ii)** repair all damage arising from Buyer Investigations; and **(iii)** indemnify and hold Seller harmless from all resulting liability, claims, demands, damages and costs of Buyer's Investigations. Buyer shall carry, or Buyer shall require anyone acting on Buyer's behalf to carry, policies of liability, workers' compensation and other applicable insurance, defending and protecting Seller from liability for any injuries to persons or property occurring during any Buyer Investigations or work done on the Property at Buyer's direction prior to Close Of Escrow. Seller is advised that certain protections may be afforded Seller by recording a "Notice of Non-responsibility" (C.A.R. Form NNR) for Buyer Investigations and work done on the Property at Buyer's direction. Buyer's obligations under this paragraph shall survive the termination or cancellation of this Agreement and Close Of Escrow.

D. **BUYER IS STRONGLY ADVISED TO INVESTIGATE THE CONDITION AND SUITABILITY OF ALL ASPECTS OF THE PROPERTY AND ALL MATTERS AFFECTING THE VALUE OR DESIRABILITY OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE ITEMS SPECIFIED BELOW. IF BUYER DOES NOT EXERCISE THESE RIGHTS, BUYER IS ACTING AGAINST THE ADVICE OF BROKERS. BUYER UNDERSTANDS THAT ALTHOUGH CONDITIONS ARE OFTEN DIFFICULT TO LOCATE AND DISCOVER, ALL REAL PROPERTY CONTAINS CONDITIONS THAT ARE NOT READILY APPARENT AND THAT MAY AFFECT THE VALUE OR DESIRABILITY OF THE PROPERTY. BUYER AND SELLER ARE AWARE THAT BROKERS DO NOT GUARANTEE, AND IN NO WAY ASSUME RESPONSIBILITY FOR, THE CONDITION OF THE PROPERTY. BROKERS HAVE NOT AND WILL NOT VERIFY ANY OF THE ITEMS IN THIS PARAGRAPH 17, UNLESS OTHERWISE AGREED IN WRITING.**

E. **SIZE, LINES, ACCESS AND BOUNDARIES:** Lot size, property lines, legal or physical access and boundaries including features of the Property shared in common with adjoining landowners, such as walls, fences, roads and driveways, whose use or responsibility for maintenance may have an effect on the Property and any encroachments, easements or similar matters that may affect the Property. (Fences, hedges, walls and other natural or constructed barriers or markers do not necessarily identify true Property boundaries. Property lines may be verified by survey.) (Unless otherwise specified in writing, any numerical statements by Brokers regarding lot size are APPROXIMATIONS ONLY, which have not been and will not be verified, and should not be relied upon by Buyer.)

F. **ZONING AND LAND USE:** Past, present, or proposed laws, ordinances, referendums, initiatives, votes, applications and permits affecting the current use of the Property, future development, zoning, building, size, governmental permits and inspections. Any zoning violations, non-conforming uses, or violations of "setback" requirements. (Buyer should also investigate whether these matters affect Buyer's intended use of the Property.)

G. **UTILITIES AND SERVICES:** Availability, costs, restrictions and location of utilities and services, including but not limited to, sewerage, sanitation, septic and leach lines, water, electricity, gas, telephone, cable TV and drainage.

H. ENVIRONMENTAL HAZARDS: Potential environmental hazards, including, but not limited to, asbestos, lead-based paint and other lead contamination, radon, methane, other gases, fuel, oil or chemical storage tanks, contaminated soil or water, hazardous waste, waste disposal sites, electromagnetic fields, nuclear sources, and other substances, including mold (airborne, toxic or otherwise), fungus or similar contaminant, materials, products or conditions.

I. GEOLOGIC CONDITIONS: Geologic/seismic conditions, soil and terrain stability, suitability and drainage including any slippage, sliding, flooding, drainage, grading, fill (compacted or otherwise), or other soil problems.

J. NATURAL HAZARD ZONE: Special Flood Hazard Areas, Potential Flooding (Inundation) Areas, Very High Fire Hazard Zones, State Fire Responsibility Areas, Earthquake Fault Zones, Seismic Hazard Zones, or any other zone for which disclosure is required by Law.

K. PROPERTY DAMAGE: Major damage to the Property or any of the structures or non-structural systems and components and any personal property included in the sale from fire, earthquake, floods, landslides or other causes.

L. NEIGHBORHOOD, AREA AND PROPERTY CONDITIONS: Neighborhood or area conditions, including Agricultural Use Restrictions pursuant to the Williamson Act (Government Code §§51200-51295), Right To Farm Laws (Civil Code §3482.5 and §3482.6),schools, proximity and adequacy of law enforcement, crime statistics, the proximity of registered felons or offenders, fire protection, other government services, availability, adequacy and cost of any speed-wired, wireless internet connections or other telecommunications or other technology services and installations, proximity to commercial, industrial or agricultural activities, existing and proposed transportation, construction and development that may affect noise, view, or traffic, airport noise, noise or odor from any source, abandoned mining operations on the Property, wild and domestic animals, other nuisances, hazards, or circumstances, protected species, wetland properties, botanical diseases, historic or other governmentally protected sites or improvements, cemeteries, facilities and condition of common areas of common interest subdivisions, and possible lack of compliance with any governing documents or Homeowners' Association requirements, conditions and influences of significance to certain cultures and/or religions, and personal needs, requirements and preferences of Buyer.

M. COMMON INTEREST SUBDIVISIONS: OWNER ASSOCIATIONS: Facilities and condition of common areas (facilities such as pools, tennis courts, walkways, or other areas co-owned in undivided interest with others), Owners' Association that has any authority over the subject property, CC&Rs, or other deed restrictions or obligations, and possible lack of compliance with any Owners' Association requirements.

N. SPECIAL TAX: Any local agencies that levy a special tax on the Property pursuant to the Mello-Roos Community Facilities Act or Improvement Bond Act of 1915.

O. RENTAL PROPERTY RESTRICTIONS: Some cities and counties impose restrictions that limit the amount of rent that can be charged, the maximum number of occupants and the right of a landlord to terminate a tenancy.

P. MANUFACTURED HOME PLACEMENT: Conditions that may affect the ability to place and use a manufactured home on the Property.

18. TITLE AND VESTING:

A. Within the time specified in paragraph 19, Buyer shall be provided a current preliminary title report ("Preliminary Report"). The Preliminary Report is only an offer by the title insurer to issue a policy of title insurance and may not contain every item affecting title. Buyer's review of the Preliminary Report and any other matters which may affect title are a contingency of this Agreement as specified in paragraph 19B. The company providing the Preliminary Report shall, prior to issuing a Preliminary Report, conduct a search of the General Index for all Sellers except banks or other institutional lenders selling properties they acquired through foreclosure (REOs), corporations, and government entities. Seller shall within **7 Days** After Acceptance, give Escrow Holder a completed Statement of Information.

B. Title is taken in its present condition subject to all encumbrances, easements, covenants, conditions, restrictions, rights and other matters, whether of record or not, as of the date of Acceptance except for: **(i)** monetary liens of record (which Seller is obligated to pay off) unless Buyer is assuming those obligations or taking the Property subject to those obligations; and **(ii)** those matters which Seller has agreed to remove in writing.

C. Within the time specified in paragraph 19A, Seller has a duty to disclose to Buyer all matters known to Seller affecting title, whether of record or not.

D. At Close Of Escrow, Buyer shall receive a grant deed conveying title (or, for stock cooperative or long-term lease, an assignment of stock certificate or of Seller's leasehold interest), including oil, mineral and water rights if currently owned by Seller. Title shall vest as designated in Buyer's supplemental escrow instructions. THE MANNER OF TAKING TITLE MAY HAVE SIGNIFICANT LEGAL AND TAX CONSEQUENCES. CONSULT AN APPROPRIATE PROFESSIONAL.

E. Buyer shall receive a "CLTA/ALTA Homeowner's Policy of Title Insurance", if applicable to the type of property and buyer. A title company, at Buyer's request, can provide information about the availability, desirability, coverage, and cost of various title insurance coverages and endorsements. If Buyer desires title coverage other than that required by this paragraph, Buyer shall instruct Escrow Holder in writing and shall pay any increase in cost.

19. TIME PERIODS; REMOVAL OF CONTINGENCIES; CANCELLATION RIGHTS: The following time periods may only be extended, altered, modified or changed by mutual written agreement. Any removal of contingencies or cancellation under this paragraph by either Buyer or Seller must be exercised in good faith and in writing (C.A.R. Form CR or CC).

A. SELLER HAS: 7 (or ___) Days After Acceptance to Deliver to Buyer all Reports, disclosures and information for which Seller is responsible under paragraphs 3M, 7A, 8, 9, 12A, B, and E, 13, 16A and 18A. Buyer after first Delivering to Seller a Notice to Seller to Perform (C.A.R. Form NSP) may cancel this Agreement if Seller has not Delivered the items within the time specified.

B. (1) BUYER HAS: 17 (or *75*) Days After Acceptance, unless otherwise agreed in writing, to:

(i) complete all Buyer Investigations; review all disclosures, reports, and other applicable information, which Buyer receives from Seller; and approve all matters affecting the Property; and **(ii)** Deliver to Seller Signed Copies of Statutory Disclosures and other disclosures Delivered by Seller in accordance with paragraph 12A.

(2) Within the time specified in paragraph 19B(1), Buyer may request that Seller make repairs or take any other action regarding the Property (C.A.R. Form RR). Seller has no obligation to agree to or respond to (C.A.R. Form RRRR) Buyer's requests.

(3) By the end of the time specified in paragraph 19B(1) (or as otherwise specified in this Agreement), Buyer shall Deliver to Seller a removal of the applicable contingency or cancellation (C.A.R. Form CR or CC) of this Agreement. However, if any report, disclosure or information for which Seller is responsible is not Delivered within the time specified in paragraph 19A, then Buyer has **5 (or ___) Days** After Delivery of any such items, or the time specified in paragraph 19B(1), whichever is later, to Deliver to Seller a removal of the applicable contingency or cancellation of this Agreement.

Buyer's Initials (TM) (TM) ([signature]) Seller's Initials ( ) (SN)

(4) Continuation of Contingency: Even after the end of the time specified in paragraph 19B(1) and before Seller cancels, if at all, pursuant to paragraph 19C, Buyer retains the right, in writing, to either (i) remove remaining contingencies, or (ii) cancel this Agreement based on a remaining contingency. Once Buyer's written removal of all contingencies is Delivered to Seller, Seller may not cancel this Agreement pursuant to paragraph 19C(1).

C. **SELLER RIGHT TO CANCEL:**

(1) Seller right to Cancel; Buyer Contingencies: If, by the time specified in this Agreement, Buyer does not Deliver to Seller a removal of the applicable contingency or cancellation of this Agreement, then Seller, after first Delivering to Buyer a Notice to Buyer to Perform (C.A.R. Form NBP), may cancel this Agreement. In such event, Seller shall authorize the return of Buyer's deposit, except for fees incurred by Buyer.

(2) Seller right to Cancel; Buyer Contract Obligations: Seller, after first delivering to Buyer a NBP, may cancel this Agreement if, by the time specified in this Agreement, Buyer does not take the following action(s): **(i)** Deposit funds as required by paragraph 3A or 3B or if the funds deposited pursuant to paragraph 3A or 3B are not good when deposited; **(ii)** Deliver a notice of FHA or VA costs or terms as required by paragraph 3D(3) (C.A.R. Form FVA); **(iii)** Deliver a letter as required by paragraph 3J(1); **(iv)** Deliver verification as required by paragraph 3C or 3H or if Seller reasonably disapproves of the verification provided by paragraph 3C or 3H; **(v)** Return Statutory Disclosures as required by paragraph 12A; or **(vi)** Sign or initial a separate liquidated damages form for an increased deposit as required by paragraphs 3B and 27B; or **(vii)** Provide evidence of authority to sign in a representative capacity as specified in paragraph 19. In such event, Seller shall authorize the return of Buyer's deposit, except for fees incurred by Buyer.

D. **NOTICE TO BUYER OR SELLER TO PERFORM:** The NBP or NSP shall: **(i)** be in writing; **(ii)** be signed by the applicable Buyer or Seller; and **(iii)** give the other Party at least **2 (or ___) Days** After Delivery (or until the time specified in the applicable paragraph, whichever occurs last) to take the applicable action. A NBP or NSP may not be Delivered any earlier than **2 Days** Prior to the expiration of the applicable time for the other Party to remove a contingency or cancel this Agreement or meet an obligation specified in paragraph 19.

E. **EFFECT OF BUYER'S REMOVAL OF CONTINGENCIES:** If Buyer removes, in writing, any contingency or cancellation rights, unless otherwise specified in writing, Buyer shall conclusively be deemed to have: **(i)** completed all Buyer Investigations, and review of reports and other applicable information and disclosures pertaining to that contingency or cancellation right; **(ii)** elected to proceed with the transaction; and **(iii)** assumed all liability, responsibility and expense for Repairs or corrections pertaining to that contingency or cancellation right, or for the inability to obtain financing.

F. **CLOSE OF ESCROW:** Before Buyer or Seller may cancel this Agreement for failure of the other Party to close escrow pursuant to this Agreement, Buyer or Seller must first Deliver to the other Party a demand to close escrow (C.A.R. Form DCE). The DCE shall: **(i)** be signed by the applicable Buyer or Seller; and **(ii)** give the other Party at least **3 (or _____) Days** After Delivery to close escrow. A DCE may not be Delivered any earlier than **3 Days** Prior to the scheduled close of escrow.

G. **EFFECT OF CANCELLATION ON DEPOSITS:** If Buyer or Seller gives written notice of cancellation pursuant to rights duly exercised under the terms of this Agreement, the Parties agree to Sign mutual instructions to cancel the sale and escrow and release deposits, if any, to the party entitled to the funds, less fees and costs incurred by that party. Fees and costs may be payable to service providers and vendors for services and products provided during escrow. Except as specified below, **release of funds will require mutual Signed release instructions from the Parties, judicial decision or arbitration award.** If either Party fails to execute mutual instructions to cancel escrow, one Party may make a written demand to Escrow Holder for the deposit (C.A.R. Form BDRD or SDRD). Escrow Holder, upon receipt, shall promptly deliver notice of the demand to the other Party. If, within 10 Days After Escrow Holder's notice, the other Party does not object to the demand, Escrow Holder shall disburse the deposit to the Party making the demand. If Escrow Holder complies with the preceding process, each Party shall be deemed to have released Escrow Holder from any and all claims or liability related to the disbursal of the deposit. Escrow Holder, at its discretion, may nonetheless require mutual cancellation instructions. **A Party may be subject to a civil penalty of up to $1,000 for refusal to sign cancellation instructions if no good faith dispute exists as to who is entitled to the deposited funds (Civil Code §1057.3).**

20. **REPAIRS:** Repairs shall be completed prior to final verification of condition unless otherwise agreed in writing. Repairs to be performed at Seller's expense may be performed by Seller or through others, provided that the work complies with applicable Law, including governmental permit, inspection and approval requirements. Repairs shall be performed in a good, skillful manner with materials of quality and appearance comparable to existing materials. It is understood that exact restoration of appearance or cosmetic items following all Repairs may not be possible. Seller shall: **(i)** obtain invoices and paid receipts for Repairs performed by others; **(ii)** prepare a written statement indicating the Repairs performed by Seller and the date of such Repairs; and **(iii)** provide Copies of invoices and paid receipts and statements to Buyer prior to final verification of condition.

21. **FINAL VERIFICATION OF CONDITION:** Buyer shall have the right to make a final verification of the Property within **5 (or ___) Days** Prior to Close Of Escrow, NOT AS A CONTINGENCY OF THE SALE, but solely to confirm: **(i)** the Property is maintained pursuant to paragraph 16; **(ii)** Repairs have been completed as agreed; and **(iii)** Seller has complied with Seller's other obligations under this Agreement (C.A.R. Form VP).

22. **ENVIRONMENTAL HAZARD CONSULTATION:** Buyer and Seller acknowledge: **(i)** Federal, state, and local legislation impose liability upon existing and former owners and users of real property, in applicable situations, for certain legislatively defined, environmentally hazardous substances; **(ii)** Broker(s) has/have made no representation concerning the applicability of any such Law to this transaction or to Buyer or to Seller, except as otherwise indicated in this Agreement; **(iii)** Broker(s) has/have made no representation concerning the existence, testing, discovery, location and evaluation of/for, and risks posed by, environmentally hazardous substances, if any, located on or potentially affecting the Property; and **(iv)** Buyer and Seller are each advised to consult with technical and legal experts concerning the existence, testing, discovery, location and evaluation of/for, and risks posed by, environmentally hazardous substances, if any, located on or potentially affecting the Property.

23. PRORATIONS OF PROPERTY TAXES AND OTHER ITEMS: Unless otherwise agreed in writing, the following items shall be PAID CURRENT and prorated between Buyer and Seller as of Close Of Escrow: real property taxes and assessments, interest, rents, HOA regular, special, and emergency dues and assessments imposed prior to Close Of Escrow, premiums on insurance assumed by Buyer, payments on bonds and assessments assumed by Buyer, and payments on Mello-Roos and other Special Assessment District bonds and assessments that are now a lien. The following items shall be assumed by Buyer WITHOUT CREDIT toward the purchase price: prorated payments on Mello-Roos and other Special Assessment District bonds and assessments and HOA special assessments that are now a lien but not yet due. Property will be reassessed upon change of ownership. Any supplemental tax bills shall be paid as follows: **(i)** for periods after Close Of Escrow, by Buyer; and **(ii)** for periods prior to Close Of Escrow, by Seller (see C.A.R. Form SPT or SBSA for further information). TAX BILLS ISSUED AFTER CLOSE OF ESCROW SHALL BE HANDLED DIRECTLY BETWEEN BUYER AND SELLER. Prorations shall be made based on a 30-day month.

24. BROKERS:

A. COMPENSATION: Seller or Buyer, or both, as applicable, agrees to pay compensation to Broker as specified in a separate written agreement between Broker and that Seller or Buyer. Compensation is payable upon Close Of Escrow, or if escrow does not close, as otherwise specified in the agreement between Broker and that Seller or Buyer.

B. SCOPE OF DUTY: Buyer and Seller acknowledge and agree that Broker: **(i)** Does not decide what price Buyer should pay or Seller should accept; **(ii)** Does not guarantee the condition of the Property; **(iii)** Does not guarantee the performance, adequacy or completeness of inspections, services, products or repairs provided or made by Seller or others; **(iv)** Does not have an obligation to conduct an inspection of common areas or areas off the site of the Property; **(v)** Shall not be responsible for identifying defects on the Property, in common areas, or offsite unless such defects are visually observable by an inspection of reasonably accessible areas of the Property or are known to Broker; **(vi)** Shall not be responsible for inspecting public records or permits concerning the title or use of Property; **(vii)** Shall not be responsible for identifying the location of boundary lines or other items affecting title; **(viii)** Shall not be responsible for verifying square footage, representations of others or information contained in Investigation reports, Multiple Listing Service, advertisements, flyers or other promotional material; **(ix)** Shall not be responsible for determining the fair market value of the Property or any personal property included in the sale; **(x)** Shall not be responsible for providing legal or tax advice regarding any aspect of a transaction entered into by Buyer or Seller; and **(xi)** Shall not be responsible for providing other advice or information that exceeds the knowledge, education and experience required to perform real estate licensed activity. Buyer and Seller agree to seek legal, tax, insurance, title and other desired assistance from appropriate professionals.

25. REPRESENTATIVE CAPACITY: If one or more Parties is signing the Agreement in a representative capacity and not for him/herself as an individual then that Party shall so indicate in paragraph 37 or 38 and attach a Representative Capacity Signature Disclosure (C.A.R. Form RCSD). Wherever the signature or initials of the representative identified in the RCSD appear on the Agreement or any related documents, it shall be deemed to be in a representative capacity for the entity described and not in an individual capacity, unless otherwise indicated. The Party acting in a representative capacity (i) represents that the entity for which that party is acting already exists and (ii) shall Deliver to the other Party and Escrow Holder, within **3 Days** After Acceptance, evidence of authority to act in that capacity (such as but not limited to: applicable portion of the trust or Certification Of Trust (Probate Code §18100.5), letters testamentary, court order, power of attorney, corporate resolution, or formation documents of the business entity).

26. JOINT ESCROW INSTRUCTIONS TO ESCROW HOLDER:

A. The following paragraphs, or applicable portions thereof, of this Agreement constitute the joint escrow instructions of Buyer and Seller to Escrow Holder, which Escrow Holder is to use along with any related counter offers and addenda, and any additional mutual instructions to close the escrow: paragraphs 1, 3, 4B, 5, 6, 7A, 8, 9, 12B, 18, 19G, 23, 24A, 25, 26, 32, 35, 36, 37, 38 and paragraph D of the section titled Real Estate Brokers on page 11. If a Copy of the separate compensation agreement(s) provided for in paragraph 24A, or paragraph D of the section titled Real Estate Brokers on page 10 is deposited with Escrow Holder by Broker, Escrow Holder shall accept such agreement(s) and pay out from Buyer's or Seller's funds, or both, as applicable, the Broker's compensation provided for in such agreement(s). The terms and conditions of this Agreement not set forth in the specified paragraphs are additional matters for the information of Escrow Holder, but about which Escrow Holder need not be concerned. Buyer and Seller will receive Escrow Holder's general provisions, if any, directly from Escrow Holder and will execute such provisions within the time specified in paragraph 9B(1)(c). To the extent the general provisions are inconsistent or conflict with this Agreement, the general provisions will control as to the duties and obligations of Escrow Holder only. Buyer and Seller will execute additional instructions, documents and forms provided by Escrow Holder that are reasonably necessary to close the escrow and, as directed by Escrow Holder, within 3 (or ___) **Days**, shall pay to Escrow Holder or HOA or HOA management company or others any fee required by paragraphs 9, 12 or elsewhere in this Agreement.

B. A Copy of this Agreement including any counter offer(s) and addenda shall be delivered to Escrow Holder within **3 Days** After Acceptance (or ______________________). Buyer and Seller authorize Escrow Holder to accept and rely on Copies and Signatures as defined in this Agreement as originals, to open escrow and for other purposes of escrow. The validity of this Agreement as between Buyer and Seller is not affected by whether or when Escrow Holder Signs this Agreement. Escrow Holder shall provide Seller's Statement of Information to Title company when received from Seller. If Seller delivers an affidavit to Escrow Holder to satisfy Seller's FIRPTA obligation under paragraph 12B, Escrow Holder shall deliver to Buyer a Qualified Substitute statement that complies with federal Law.

C. Brokers are a party to the escrow for the sole purpose of compensation pursuant to paragraph 24A and paragraph D of the section titled Real Estate Brokers on page 11. Buyer and Seller irrevocably assign to Brokers compensation specified in paragraph 24A, and irrevocably instruct Escrow Holder to disburse those funds to Brokers at Close Of Escrow or pursuant to any other mutually executed cancellation agreement. Compensation instructions can be amended or revoked only with the written consent of Brokers. Buyer and Seller shall release and hold harmless Escrow Holder from any liability resulting from Escrow Holder's payment to Broker(s) of compensation pursuant to this Agreement.

D. Upon receipt, Escrow Holder shall provide Seller and Seller's Broker verification of Buyer's deposit of funds pursuant to paragraph 3A and 3B. Once Escrow Holder becomes aware of any of the following, Escrow Holder shall immediately notify all Brokers: **(i)** if Buyer's initial or any additional deposit is not made pursuant to this Agreement, or is not good at time of deposit with Escrow Holder; or **(ii)** if Buyer and Seller instruct Escrow Holder to cancel escrow.

Buyer's Initials (TM)(IM)( ) Seller's Initials ( )(SN)

E. A Copy of any amendment that affects any paragraph of this Agreement for which Escrow Holder is responsible shall be delivered to Escrow Holder within **3 Days** after mutual execution of the amendment.

27. REMEDIES FOR BUYER'S BREACH OF CONTRACT:

A. Any clause added by the Parties specifying a remedy (such as release or forfeiture of deposit or making a deposit non-refundable) for failure of Buyer to complete the purchase in violation of this Agreement shall be deemed invalid unless the clause independently satisfies the statutory liquidated damages requirements set forth in the Civil Code.

B. LIQUIDATED DAMAGES: If Buyer fails to complete this purchase because of Buyer's default, Seller shall retain, as liquidated damages, the deposit actually paid. Buyer and Seller agree that this amount is a reasonable sum given that it is impractical or extremely difficult to establish the amount of damages that would actually be suffered by Seller in the event Buyer were to breach this Agreement. Release of funds will require mutual, Signed release instr uctions from both Buyer and Seller, judicial decision or arbitration award. AT TIME OF ANY INCREASED DEPOSIT BUYER AND SELLER SHALL SIGN A SEPARATE LIQUIDATED DAMAGES PROVISION INCORPORATING THE INCREASED DEPOSIT AS LIQUIDATED DAMAGES (C.A.R. FORM RID).

Buyer's Initials TM / IM / [initials] Seller's Initials ____ / SN

28. DISPUTE RESOLUTION:

A. MEDIATION: The Parties agree to mediate any dispute or claim arising between them out of this Agreement, or any resulting transaction, before resorting to arbitration or court action through the C.A.R. Consumer Mediation Center **(www.consumermediation.org)** or through any other mediation provider or service mutually agreed to by the Parties. The Parties **also agree to mediate any disputes or claims with Broker(s), who, in writing, agree to such mediation prior to, or within a reasonable time after, the dispute or claim is presented to the Broker.** Mediation fees, if any, shall be divided equally among the Parties involved. If, for any dispute or claim to which this paragraph applies, any Party (i) commences an action without first attempting to resolve the matter through mediation, or (ii) before commencement of an action, refuses to mediate after a request has been made, then that Party shall not be entitled to recover attorney fees, even if they would otherwise be available to that Party in any such action. THIS MEDIATION PROVISION APPLIES WHETHER OR NOT THE ARBITRATION PROVISION IS INITIALED. **Exclusions from this mediation agreement are specified in paragraph 28C.**

B. ARBITRATION OF DISPUTES:

The Parties agree that any dispute or claim in Law or equity arising between them out of this Agreement or any resulting transaction, which is not settled through mediation, shall be decided by neutral, binding arbitration. The Parties also agree to arbitrate any disputes or claims with Broker(s), who, in writing, agree to such arbitration prior to, or within a reasonable time after, the dispute or claim is presented to the Broker. The arbitrator shall be a retired judge or justice, or an attorney with at least 5 years of transactional real estate Law experience, unless the parties mutually agree to a different arbitrator. The Parties shall have the right to discovery in accordance with Code of Civil Procedure §1283.05. In all other respects, the arbitration shall be conducted in accordance with Title 9 of Part 3 of the Code of Civil Procedure. Judgment upon the award of the arbitrator(s) may be entered into any court having jurisdiction. Enforcement of this agreement to arbitrate shall be governed by the Federal Arbitration Act. Exclusions from this arbitration agreement are specified in paragraph 28C.

"NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY."

"WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE 'ARBITRATION OF DISPUTES' PROVISION TO NEUTRAL ARBITRATION."

Buyer's Initials TM / IM / [initials] Seller's Initials ____ / SN

C. ADDITIONAL MEDIATION AND ARBITRATION TERMS:

(1) EXCLUSIONS: The following matters are excluded from mediation and arbitration: (i) a judicial or non-judicial foreclosure or other action or proceeding to enforce a deed of trust, mortgage or installment land sale contract as defined in Civil Code §2985; (ii) an unlawful detainer action; and (iii) any matter that is within the jurisdiction of a probate, small claims or bankruptcy court.

(2) PRESERVATION OF ACTIONS: The following shall not constitute a waiver nor violation of the mediation and arbitration provisions: (i) the filing of a court action to preserve a statute of limitations; (ii) the filing of a court action to enable the recording of a notice of pending action, for order of attachment, receivership, injunction, or other provisional remedies; or (iii) the filing of a mechanic's lien.

(3) BROKERS: Brokers shall not be obligated nor compelled to mediate or arbitrate unless they agree to do so in writing. Any Broker(s) participating in mediation or arbitration shall not be deemed a party to the Agreement.

29. SELECTION OF SERVICE PROVIDERS: Brokers do not guarantee the performance of any vendors, service or product providers ("Providers"), whether referred by Broker or selected by Buyer, Seller or other person. Buyer and Seller may select ANY Providers of their own choosing.

Buyer's Initials (TM) (IM / [initials]) Seller's Initials (____) (SN)

30. MULTIPLE LISTING SERVICE ("MLS"): Brokers are authorized to report to the MLS a pending sale and, upon Close Of Escrow, the sales price and other terms of this transaction shall be provided to the MLS to be published and disseminated to persons and entities authorized to use the information on terms approved by the MLS.

31. ATTORNEY FEES: In any action, proceeding, or arbitration between Buyer and Seller arising out of this Agreement, the prevailing Buyer or Seller shall be entitled to reasonable attorneys fees and costs from the non-prevailing Buyer or Seller, except as provided in paragraph 28A.

32. ASSIGNMENT: Buyer shall not assign all or any part of Buyer's interest in this Agreement without first having obtained the written consent of Seller. Such consent shall not be unreasonably withheld unless otherwise agreed in writing. Any total or partial assignment shall not relieve Buyer of Buyer's obligations pursuant to this Agreement unless otherwise agreed in writing by Seller (C.A.R. Form AOAA).

33. EQUAL HOUSING OPPORTUNITY: The Property is sold in compliance with federal, state and local anti-discrimination Laws.

34. TERMS AND CONDITIONS OF OFFER: This is an offer to purchase the Property on the above terms and conditions. The liquidated damages paragraph or the arbitration of disputes paragraph is incorporated in this Agreement if initialed by all Parties or if incorporated by mutual agreement in a counteroffer or addendum. If at least one but not all Parties initial, a counter offer is required until agreement is reached. Seller has the right to continue to offer the Property for sale and to accept any other offer at any time prior to notification of Acceptance. Buyer has read and acknowledges receipt of a Copy of the offer and agrees to the confirmation of agency relationships. If this offer is accepted and Buyer subsequently defaults, Buyer may be responsible for payment of Brokers' compensation. This Agreement and any supplement, addendum or modification, including any Copy, may be Signed in two or more counterparts, all of which shall constitute one and the same writing.

35. TIME OF ESSENCE; ENTIRE CONTRACT; CHANGES: Time is of the essence. All understandings between the Parties are incorporated in this Agreement. Its terms are intended by the Parties as a final, complete and exclusive expression of their Agreement with respect to its subject matter, and may not be contradicted by evidence of any prior agreement or contemporaneous oral agreement. If any provision of this Agreement is held to be ineffective or invalid, the remaining provisions will nevertheless be given full force and effect. Except as otherwise specified, this Agreement shall be interpreted and disputes shall be resolved in accordance wth the Laws of the State of California. **Neither this Agreement nor any provision in it may be extended, amended, modified, altered or changed, except in writing Signed by Buyer and Seller.**

36. DEFINITIONS: As used in this Agreement:

A. "Acceptance" means the time the offer or final counter offer is accepted in writing by a Party and is delivered to and personally received by the other Party or that Party's authorized agent in accordance with the terms of this offer or a final counter offer.

B. "Agreement" means this document and any counter offers and any incorporated addenda, collectively forming the binding agreement between the Parties. Addenda are incorporated only when Signed by all Parties.

C. "C.A.R. Form" means the most current version of the specific form referenced or another comparable form agreed to by the parties.

D. "Close Of Escrow" means the date the grant deed, or other evidence of transfer of title, is recorded.

E. "Copy" means copy by any means including photocopy, NCR, facsimile and electronic.

F. "Days" means calendar days. However, after Acceptance, the last **Day** for performance of any act required by this Agreement (including Close Of Escrow) shall not include any Saturday, Sunday, or legal holiday and shall instead be the next Day.

G. "Days After" means the specified number of calendar days after the occurrence of the event specified, not counting the calendar date on which the specified event occurs, and ending at 11:59 PM on the final day.

H. "Days Prior" means the specified number of calendar days before the occurrence of the event specified, not counting the calendar date on which the specified event is scheduled to occur.

I. "Deliver", "Delivered" or **"Delivery",** unless otherwise specified in writing, means and shall be effective upon: personal receipt by Buyer or Seller or the individual Real Estate Licensee for that principal as specified in the section titled Real Estate Brokers on page11, regardless of the method used (i.e., messenger, mail, email, fax, other).

J. "Electronic Copy" or "Electronic Signature" means, as applicable, an electronic copy or signature complying with California Law. Buyer and Seller agree that electronic means will not be used by either Party to modify or alter the content or integrity of this Agreement without the knowledge and consent of the other Party.

K. "Law" means any law, code, statute, ordinance, regulation, rule or order, which is adopted by a controlling city, county, state or federal legislative, judicial or executive body or agency.

L. "Repairs" means any repairs (including pest control), alterations, replacements, modifications or retrofitting of the Property provided for under this Agreement.

M. "Signed" means either a handwritten or electronic signature on an original document, Copy or any counterpart.

37. EXPIRATION OF OFFER: This offer shall be deemed revoked and the deposit, if any, shall be returned to Buyer unless the offer is Signed by Seller and a Copy of the Signed offer is personally received by Buyer, or by ______________________, who is authorized to receive it, by 5:00 PM on the third Day after this offer is signed by Buyer (or by ______ ☐ AM/ ☐ PM, on ______________________ (date)).

☒ One or more Buyers is signing the Agreement in a representative capacity and not for him/herself as an individual. See attached Representative Capacity Signature Disclosure (C.A.R. Form RCSD-B) for additional terms.

Date 7/14/2020 BUYER DocuSigned by: [signature]

(Print name) *West Pender Holdings Inc.*

Date 7/13/2020 BUYER *Ingo Mueller* DocuSigned by: [signature] DDCF959D4D8C47E...

(Print name) *and/or assignee* DF7011BB3B7B4B0...

☐ Additional Signature Addendum attached (C.A.R. Form ASA).

Property Address: *approx. 41.37 acres SEC Ave 54/Enterprise Way, Coachella, 92236* Date: *July 13, 2020*

38. ACCEPTANCE OF OFFER: Seller warrants that Seller is the owner of the Property, or has the authority to execute this Agreement. Seller accepts the above offer and agrees to sell the Property on the above terms and conditions, and agrees to the above confirmation of agency relationships. Seller has read and acknowledges receipt of a Copy of this Agreement, and authorizes Broker to Deliver a Signed Copy to Buyer.

☐ (If checked) SELLER'S ACCEPTANCE IS **SUBJECT TO ATTACHED COUNTER OFFER (C.A.R. Form SCO or SMCO) DATED:** ______________.

☒ One or more Sellers is signing the Agreement in a representative capacity and not for him/herself as an individual. See attached Representative Capacity Signature Disclosure (C.A.R. Form RCSD-S) for additional terms.

Date 7/15/2020 SELLER ______________ DocuSigned by: 8FF8929BB2654B6...

(Print name) *Nb Coachella Prop Inc*

Date ______ SELLER ______________

(Print name) ______________

DS ☐ Additional Signature Addendum attached (C.A.R. Form ASA).

(______ / ______) **(Do not initial if making a counter offer.) CONFIRMATION OF ACCEPTANCE**: A Copy of Signed Acceptance was personally received by Buyer or Buyer's authorized agent on (date) 7/15/2020 at ______ ☐ AM/ ☐ PM. **A binding Agreement is created when a Copy of Signed Acceptance is personally received by Buyer or Buyer's authorized agent whether or not confirmed in this document. Completion of this confirmation is not legally required in order to create a binding Agreement; it is solely intended to evidence the date that Confirmation of Acceptance has occurred.**

(Initials)

REAL ESTATE BROKERS:

A. Real Estate Brokers are not parties to the Agreement between Buyer and Seller.

B. Agency relationships are confirmed as stated in paragraph 2.

C. If specified in paragraph 3A(2), Agent who submitted the offer for Buyer acknowledges receipt of deposit.

D. COOPERATING (BUYER'S) BROKER COMPENSATION: Seller's Broker agrees to pay Buyer's Broker and Buyer's Broker agrees to accept, out of Seller's Broker's proceeds in escrow, the amount specified in the MLS, provided Buyer's Broker is a Participant of the MLS in which the Property is offered for sale or a reciprocal MLS. If Seller's Broker and Buyer's Broker are not both Participants of the MLS, or a reciprocal MLS, in which the Property is offered for sale, then compensation must be specified in a separate written agreement (C.A.R. Form CBC). Declaration of License and Tax (C.A.R. Form DLT) may be used to document that tax reporting will be required or that an exemption exists.

E. PRESENTATION OF OFFER: Pursuant to Standard of Practice 1-7, if Buyer's Broker makes a written request, Seller's Broker shall confirm in writing that this offer has been presented to Seller.

Buyer's Brokerage Firm *Desert Pacific Properties* DRE Lic. #*01420416*

By (DocuSigned by: 920E8C7156DC42E...) *Paula Turner* DRE Lic. # *00702492* Date 7/13/2020

By ______ DRE Lic. # ______ Date ______

Address *77-933 Las Montanas Road, Ste. 101* City *Palm Desert* State *CA* Zip *92211*

Telephone *(760)360-8200* Fax *(760)360-7580* E-mail *paula@dppllc.com*

Seller's Brokerage Firm *Desert Pacific Properties* DRE Lic. #*01420416*

By Susan Harvey (DocuSigned by: B4765A4D7BC34E4...) *Susan Harvey* DRE Lic. # *00957590* Date 7/14/2020

By ______ DRE Lic. # ______ Date ______

Address *77-933 Las Montanas Road, Ste 101* City *Palm Desert* State *CA* Zip *92211*

Telephone *(760)360-8200* Fax *(760)360-7580* E-mail *susan@dppllc.com*

ESCROW HOLDER ACKNOWLEDGMENT:

Escrow Holder acknowledges receipt of a Copy of this Agreement, (if checked, ☐ a deposit in the amount of $ ______________), counter offer numbers ______________ ☐ Seller's Statement of Information and ______________ ______________, and agrees to act as Escrow Holder subject to paragraph 26 of this Agreement, any supplemental escrow instructions and the terms of Escrow Holder's general provisions.

Escrow Holder is advised that the date of Confirmation of Acceptance of the Agreement as between Buyer and Seller is ______________

Escrow Holder *Orange Coast Title Escrow* Escrow # ______________

By ______________ *Claudia Holcomb* Date ______________

Address *3536 Concours, Ste. 120 Ontario, CA 91764*

Phone/Fax/E-mail *909-987-5433 / claudiah@octitle.com*

Escrow Holder has the following license number # ______________

☐ Department of Business Oversight, ☐ Department of Insurance, ☐ Department of Real Estate.

PRESENTATION OF OFFER: (______________) Seller's Broker presented this offer to Seller on ______________ (date).
Broker or Designee Initials

REJECTION OF OFFER: (______)(______) No counter offer is being made. This offer was rejected by Seller on ______________ (date).
Seller's Initials

Published and Distributed by:
REAL ESTATE BUSINESS SERVICES, LLC.
a subsidiary of the CALIFORNIA ASSOCIATION OF REALTORS®
525 South Virgil Avenue, Los Angeles, California 90020

Buyer's Acknowledge that page 11 is part of this Agreement (TM)(TM) DS DS

CONTRACT ADDENDUM TO
VACANT LAND PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS
FOR APPROX. 41.37 ACRES SEC AVENUE 54/ENTERPRISE WAY, COACHELLA
DATED JULY 13, 2020
NB COACHELLA PROP INC. / WEST PENDER HOLDINGS INC.

In the event of a conflict between the terms provided by pages one through eleven of the Vacant Land Purchase Agreement and Joint Escrow Instructions entered into by and between NB Coachella Prop Inc. and West Pender Holdings Inc. dated July 13, 2020 ("Form VLPA") and this Addendum, the provisions of this Addendum shall control and supersede the contrary or inconsistent provisions in Form VLPA to the extent of said contrary or inconsistent provisions.

With reference to the paragraphs enumerated in the Form VLPA, the following provisions amend and supercede said paragraphs as set forth below.

1. OFFER:

B. The Assessor's Parcel Numbers are: 763-280-009 and 763-290-003.

8. OTHER TERMS:

A. Within the time specified in paragraph 19.A, Seller shall deliver to Buyer copies of all available documents, plat maps, parcel maps, engineering reports, geological studies, toxic materials reports, market studies, soils reports, current property tax bills, existing leases and any other documents relevant to the purchase, holding and future development of the property.

B. If this escrow is terminated for any reason other than Seller's breach, then at Seller's request and as a condition to the return of Buyer's deposit, Buyer shall within Five (5) days after written request deliver to Seller, at no charge, copies of all surveys, engineering studies, soil reports, maps, master plans, feasibility studies and other similar items prepared by or for Buyer that pertain to the Property

9. ALLOCATION OF COSTS:

A. INSPECTIONS, REPORTS AND CERTIFICATES:

(1) Desert Pacific Properties to order and Seller to pay for costs, not to exceed $150, of a natural hazard zone disclosure report to be delivered to Escrow. Buyer, Seller, Listing Agent and Selling Agent to receive a copy of the natural hazard zone disclosure report as well as sign the natural hazard zone disclosure report prior to the close of escrow. Escrow Holder shall provide to Buyer, Seller, Buyer's Agent and Seller's Agent a copy of signed natural hazard zone disclosure.

B. ESCROW AND TITLE:

1. Escrow Holder shall be:
   Claudia Holcomb
   Orange Coast Title Company
   3536 Concours Suite 120
   Ontario, CA 91764
   Phone (909) 987-5433 Email: claudiah@octitle.com

2. Title Officer shall be:
   Helen Johnson
   Orange Coast Title Company
   3536 Concours Suite 120
   Ontario, CA 91764
   Phone (909) 987-5433 Email: Helen@octitle.com

13. SELLER DOCUMENTATION AND ADDITIONAL DISCLOSURE:

A.6. ENVIRONMENTAL HAZARDS:

To the best of Seller's actual knowledge the property has not been used as a dumpsite or for the storage of any Hazardous Material. Buyer understands and acknowledges that subject property is agricultural land and may have been subject to the use of pesticides, fertilizer and/or similar agricultural chemical from time to time. It shall be Buyer's sole and absolute responsibility to investigate the Property and conduct whatever tests Buyer deems necessary to satisfy Buyer as to the absence of hazardous materials. For the purposes of this Agreement, "Hazardous Material" means hazardous, toxic or dangerous waste, substances or material defined as such in any federal, state or local statue, law, ordinance, code, rule and regulation, order or decree.

A.15. Buyer is aware the property is a part of the Rancho Coachella Business Center and there are recorded Covenants, Conditions, and Restrictions which govern the development and use of the subject property. Copies of which will be provided by the Title Company.

Buyer's Initials DS TM DS IM DS [initials] Seller's Initials DS SN

CONTRACT ADDENDUM TO VACANT LAND PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS FOR APPROX. 41.37 ACRES SEC AVENUE 54/ENTERPRISE WAY, COACHELLA DATED JULY 13, 2020 NB COACHELLA PROP INC. / WEST PENDER HOLDINGS INC.

16. CONDITION OF PROPERTY:

i. Buyer agrees to purchase Property in its present "as is" condition with no representation or warranties of any kind made by Seller. It shall be Buyer's sole and absolute responsibility to determine suitability or fitness of said Property for Buyer's intended purpose. Buyer acknowledges and agrees that Seller has not at any time made and does not make any warranties or representations of any kind or character, expressed or implied, with respect to the Property, including, but not limited to, any warranties or representations as to habitability, merchantability, fitness for a particular purpose, title (other than Seller's warranty of title to be set forth in the deed), zoning, tax consequences, physical or environmental condition, presence or absence of hazardous materials or waste, operating history or projection, valuation, governmental approvals, governmental regulations, the truth, accuracy or completeness of any item or any other information provided by or on behalf of Seller to Buyer or any other matter or thing regarding the Property. Upon closing Seller shall sell and convey to Buyer and Buyer agrees to accept the Property in its present "as is, where is, and with all faults" conditions with no representations or warranties of any kind made by Seller. It shall be Buyer's sole and absolute responsibility to investigate the Property and conduct whatever tests Buyer deems necessary to satisfy Buyer to the absence of hazardous materials, condition of the Property and suitability or fitness of said Property for Buyer's intended purpose.

iii. All debris and personal property not included in the sale will not be removed by the Seller.

17. BUYER'S INVESTIGATION OF PROPERTY AND MATTERS AFFECTING PROPERTY:

C. Seller hereby grants to Buyer, its agents and contractor, a revocable right to enter upon the property during the escrow period for such matters as conducting surveys, soil tests, environmental assessments and/or engineering studies. Buyer agrees to hold Seller harmless, and indemnify Seller from any and all claims arising out of said right to enter and further agrees to return property to its original condition. Buyer agrees in the event escrow does not close, Buyer shall turn over to Seller all copies of results of tests and studies.

Q. ABILITY TO USE AND DEVELOP THE PROPERTY: This offer is contingent upon Buyer's approval to their sole satisfaction of the condition of the property and their ability to use and develop the property within the time period specific in Paragraph 19 B.

18. TITLE AND VESTING:

A. Title Company shall plot all easements of record and provide copies of recorded documents within seven (7) days after acceptance.

19. TIME PERIODS; REMOVAL OF CONTINGENCIES; CANCELLATION RIGHTS:

B.1. Buyer shall have seventy five (75) calendar days from execution of purchase contract to approve or disapprove all of Buyer's contingencies, including but not limited to, Preliminary Title Report and any items in paragraph 17. If written approval is not delivered within the above time limit, then all contingencies will be conclusively deemed disapproved and Escrow Holder shall return Buyer's One Hundred Twenty Thousand Dollar ($120,000) deposit to Buyer less cancellation charges, if any and escrow shall thereupon terminate. Upon the satisfaction of all the Buyer's contingencies, the deposit shall be immediately released by escrow agent to Seller and shall be deemed non-refundable, except in the event of Seller's default. Said deposit shall apply towards purchase price upon closing.

Further, after the completion of due diligence, if Buyer does not go forward with the purchase, then Buyer and Seller mutually agree that Escrow Holder shall be authorized to immediately cancel escrow with no further instructions from Buyer or Seller.

23. PRORATIONS OF PROPERTY TAXES AND OTHER ITEMS:

Escrow Holder shall prorate any Coachella Valley Water District stand by charges.

Buyer's Initials DS TM DS IM DS [signature] Seller's Initials DS SN

CONTRACT ADDENDUM TO
VACANT LAND PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS
FOR APPROX. 41.37 ACRES SEC AVENUE 54/ENTERPRISE WAY, COACHELLA
DATED JULY 13, 2020
NB COACHELLA PROP INC. / WEST PENDER HOLDINGS INC.

24. BROKERS:

C. BROKER DISCLOSURES:

SIZE REPRESENTATIONS: Assuming that representation of square footage or lot size may have been made, Buyer understands and agrees that said representations are only approximations of the exact size or dimensions. Buyer shall have the right to make or obtain his own exact measurement.

Seller, real estate broker and agents in this transaction do not warrant or represent the actual square footage of the building or land, or the exact location of property lines. Buyer acknowledges that all information and statistics, including, but not limited to, square footage of the residence, room size, boundary lines, lot size, etc., as stated by the real estate agents in the multiple listing service, brochures, flyers, advertising, or any other oral or written communication relating to the Property are approximate and given only as a general reference and the correctness thereof shall not be relied upon by Buyer. The real estate agents source of said information is either information provided by Seller and/or information obtained from a title company printout of basic information from the Assessor's office. Said information has NOT been independently verified by the real estate agent, and cannot be relied upon by Buyer. Buyer is invited to obtain his/her facts, information and statistics, including square footage and survey, from independent sources. Buyer must verify for accuracy any information Buyer intends to rely upon prior to close of escrow.

SOILS AND LAND: Buyer and Seller acknowledge that real estate broker and agents are not experts in the field of soils engineering and have no knowledge of the soils condition of subject property. Therefore, in purchasing this property, it is expressly agreed between Buyer and Seller that Buyer is purchasing the property in its "as is" condition and with all faults as to soil and soil related problems of any nature whatsoever whether caused from the soil in its natural state or modified by third persons or business entities. Buyer and Seller have been advised that Southern California in general, consists of clay, adobe, expansive soils, and there are major and minor faults lines throughout this area., Therefore, Buyer is advised to seek the service of qualified soils engineers, structural engineers or other experts of their own choosing in order to determine the condition and suitability of the property. Buyer and Seller agree that soils be considered an area that is inaccessible to a reasonably competent and diligent visual inspection and hereby hold Desert Pacific Properties Inc and its agents harmless from any damages or loss in value suffered to subject property by virtue of any soil, structural or design related problems.

ENVIRONMENTAL: The Buyer is further advised that the desert is sometimes subject to environmental hazards such as high winds, blowing sand, extreme heat, temperature swings, flooding and earthquakes. There are also several types of pests, roaches, termites, spiders, skunks, raccoons, coyotes, and other vermin not found in other areas. In Palm Springs, Thermal and Bermuda Dunes, the airport is located close to populous areas and many properties are subject to the attendant airport noises. It shall be the Buyer's sole responsibility to satisfy itself as to the acceptability of airport impacts to the subject property.

PRELIMINARY TITLE REPORT: Buyer is strongly encouraged to examine a "Preliminary Title Report" and to review CC&R's, any easements and public right-of-ways that may affect subject property.

MULTI SPECIES HABITAT: Riverside County has prepared a Multi Species Habitat Conservancy for the various areas of the County. Desert Pacific Properties strongly recommends the Buyer contact Riverside County Planning Department and Coachella Valley Association of Governments (CVAG) to obtain details on land use restrictions of the proposed plan.

Riverside County
Planning Department
4080 Lemon Street, 2nd Floor
Riverside, CA 92502
Telephone: 909-955-3200

CVAG
73-710 Fred Waring Drive, Ste. 200
Palm Desert, CA 92260
Telephone: 760-346-1127
website: www.cvag.org

Buyer's Initials DS TM DS IM DS [initials] Seller's Initials DS SN

CONTRACT ADDENDUM TO
VACANT LAND PURCHASE AGREEMENT AND JOINT ESCROW INSTRUCTIONS
FOR APPROX. 41.37 ACRES SEC AVENUE 54/ENTERPRISE WAY, COACHELLA
DATED JULY 13, 2020
NB COACHELLA PROP INC. / WEST PENDER HOLDINGS INC.

EXHIBIT "A"



763-28
NI/2 NE1/4 SEC.16, T6S, R8E
THIS MAP IS FOR ASSESSMENT PURPOSES ONLY
54th
AVENUE
GRAPEFRUIT
SOUTHERN
PACIFIC
BLVD
RAILROAD
POLK
STREET
SITE
M.B. 4/53 Coachella Land & Water Company
P.M. 170/23-25 Parcel Map 26716
ASSESSOR'S MAP BK. 763 PG. 28
RIVERSIDE COUNTY, CALIF.



S 1/2 NE 1/4 SEC. 16 T 6S R 8E
CITY OF COACHELLA
763-29
SITE
SOUTHERN
PACIFIC
RAILROAD
GRAPEFRUIT
(STATE HWY 111)
BLVD
POLK
STREET
DISTRIBUTION
CCURT
AVIATION
ROAD

Buyer and Seller acknowledge receipt of copy of this page, which constitutes Page 15 of 15.

Buyer's Initials TM IM [signature] Seller's Initials SN